Exhibit 99.1

Contacts: Media Kent Landers T +01 404.676.2683 Investors and Analysts: Tim Leveridge T +01 404.676.7563	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301 press@coca-cola.com

THE COCA-COLA COMPANY NAMES JAMES QUINCEY PRESIDENT AND CHIEF OPERATING OFFICER

Appoints Veteran Executive to Oversee Global Operations

Ahmet Bozer, Executive Vice President and President of Coca-Cola International, to Retire after Distinguished 25-Year Career

ATLANTA, Aug. 13, 2015 – The Coca-Cola Company (NYSE: KO) today announced James Quincey has been named President and Chief Operating Officer (COO), effective immediately.  As President and COO, Quincey will have responsibility for all of the Company’s operating units worldwide. He will report directly to Chairman and Chief Executive Officer Muhtar Kent.

Quincey, 50, is a 19-year veteran of Coca-Cola and since 2013 served as President of The Coca-Cola Company’s Europe Group, which comprises 38 countries, including the Member States of the European Union, the European Free Trade Association countries and the Balkans. Under Quincey’s leadership, the Europe Group, the Company’s most profitable operating group, strategically expanded its brand portfolio and improved execution across the geography. These actions helped drive solid topline growth and expanded the Company’s leading market share position in total nonalcoholic ready-to-drink (NARTD) beverages despite the volatile and prolonged macroeconomic challenges in the region.

Quincey also played an instrumental role in leading the recently announced proposed merger of Coca-Cola Enterprises, Coca-Cola Iberian Partners and Coca-Cola Erfrischungsgetranke AG to form Coca-Cola European Partners Plc., in what will become the world’s largest independent Coca-Cola bottler based on net revenues.

“Over nearly two decades, James has built an impressive track record of strategic, operational and commercial accomplishments,” said Muhtar Kent, Chairman and Chief Executive Officer. “He has proven to be a successful and trusted leader and brings to this position a strong reputation for developing people and inspiring teams. His wealth of experience across our global system, particularly in Europe and Latin America, will be a valuable asset as we continue to accelerate growth through our 2020 Vision and our previously announced five strategic actions.  James is emblematic of the deep bench strength we have developed at Coca-Cola, and I could not be more pleased about his appointment to this critical role at this important time.”

“The Board unanimously agrees that James Quincey’s leadership experience coupled with his strategic thinking and proven ability to deliver results make him the right person to help execute Coca-Cola’s strategic priorities and drive sustainable growth,” commented Sam Nunn, Independent Lead Director of The Coca-Cola Company’s Board.  “Additionally, James will complement Muhtar’s skills and qualities, making them a formidable team as they work to advance the Company’s growth agenda.”

Reporting to Quincey will be Irial Finan, President, Bottling Investments and Supply Chain; J. Alexander “Sandy” Douglas Jr., President, North America Group; Brian Smith, President, Latin America Group; Atul Singh, President, Asia Pacific Group; Nathan Kalumbu, President, Eurasia & Africa Group; and Harry Anderson, Senior Vice President, Global Business Services.  Also reporting to Quincey will be two executives leading the Company’s strategic investment partnerships, Deryck van Rensburg and Doug Jackson. Dan Sayre, Western Europe Business Unit President, and Nikos Koumettis, Central and Southern Europe Business Unit President, will continue to report to Quincey.

“I am excited and honored to take on this role and look forward to partnering with Muhtar and our talented senior leadership team to deliver on our 2020 Vision and help accelerate the strategic actions we’ve outlined to reinvigorate growth across our Company and system worldwide,” said Quincey.

Concurrent to Quincey’s appointment, Ahmet Bozer, Executive Vice President and President of Coca-Cola International, will retire after a distinguished 25-year career in the Coca-Cola system.  Bozer will stay with Coca-Cola until March 2016, to ensure a smooth transition and serve as an adviser to Muhtar Kent and the Company on key strategic initiatives.

Kent said, “During his more than two decades at Coca-Cola, Ahmet has made numerous contributions to our system.  As President of International, he was instrumental in leading both the recent streamlining of our international business and the evolution of key bottling operations in Africa and Western Europe.  In addition, he has led the sustained growth of many of our key developing markets throughout Eurasia and Africa, and has played an important role in reinvigorating growth in critical Asia Pacific markets.

Added Kent: “Ahmet has been a consummate Coca-Cola leader who will be remembered by everyone across our system as a leader of great integrity, character and intellect.   He was a very important and respected business partner of mine over many years.  He was also a great friend, and will remain so. I want to wish Ahmet and his family continued success and happiness in the future.”

Bozer, 55, began his career with Coca-Cola in 1990 as a Financial Controller Manager in Atlanta, and has advanced to serve in numerous leadership roles throughout the Coca-Cola system, including Managing Director of Coca-Cola Bottlers of Turkey (now Coca-Cola Icecek A.S.), President of the Eurasia Group and President of the Eurasia & Africa Group, where he led the Company’s business activities in more than 90 countries.  He was named President of Coca-Cola International in 2012.

Before joining Coca-Cola, Bozer spent five years in various audit, consultancy and management roles with Coopers & Lybrand in Atlanta. He holds a Master of Science in Business Information Systems from Georgia State University in the U.S. and a Bachelor of Science in Business Administration from Middle East Technical University in Ankara, Turkey.

About James Quincey

Prior to his role as head of the Europe Group, Quincey served as President of the Northwest Europe & Nordics Business Unit (NWEN) from 2008 to 2012.  Among Quincey’s many accomplishments during this time was his leadership of the acquisition of innocent juice in 2009.  Innocent is now sold in more than 14 countries and is well on its way to becoming one of the Company’s billion-dollar brands.

From 2005 to 2008, Quincey was President of the Mexico Division. During his tenure in Mexico, Quincey grew market share for brand Coca-Cola and expanded the Company’s portfolio with the re-launch of Coca-Cola Zero and the acquisition of Jugos de Valle, one of the Company’s 20 brands that generate more than a billion dollars in annual revenue, and which is now sold in 16 countries.

Quincey joined the Company in Atlanta in 1996 as Director, Learning Strategy for the Latin America Group, and went on to serve in a series of operational roles of increased responsibility in Latin America, leading to his appointment as President of the South Latin Division in 2003.  During his time in South Latin, Quincey was instrumental in developing and executing a successful brand, pack, price and channel strategy, which has now been replicated in various forms throughout Coca-Cola’s global system.

Prior to joining Coca-Cola, Quincey was a Partner in strategy consulting at The Kalchas Group, a spin off from Bain & Company and McKinsey.  Quincey, who is bilingual in English and Spanish, received a Bachelor’s degree in Electronic Engineering from the University of Liverpool.  He will relocate from London to Atlanta later this fall.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world’s most valuable and recognizable brands, our Company’s portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world’s top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationships with Keurig Green Mountain, Inc. and Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage the possible negative consequences of our productivity initiatives; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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